EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS'

We consent to the inclusion in this Annual Report on Form 10-K of Aptimus, Inc. for the year ended December 31, 2001 and to the incorporation by reference in the Registration Statement Numbers 333-45854 filed September 5, 2000 and 333-92379 filed December 8, 1999 of Freeshop.com, Inc. on Forms S-8, of our report dated January 30, 2002.


Moss Adams LLP

Seattle, Washington
March 29, 2002